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                                                                 EXHIBIT 99.1



                                CIVITAS BANKGROUP

                      810 Crescent Centre Drive, Suite 320
                               Franklin, TN 37067
                      office 615.263.9500 fax 615.383.8830


FOR IMMEDIATE RELEASE                         Contact: Mike Alday, Josh Raymond
June 1, 2005                                           Alday Communications
                                                       615.791.1535

CIVITAS BANKGROUP COMPLETES SALE
OF BANK OF MASON

FRANKLIN, Tenn. - Civitas BankGroup (OTC:CVBG) has closed its sale of The Bank of Mason in Mason, Tenn., announced Richard E. Herrington, president of Civitas.

Mason Bancorp, Inc. has purchased The Bank of Mason, formerly a Civitas subsidiary. Mason Bancorp is a newly formed bank holding company founded by several West Tennessee businessmen, including Jock Weaver, Frank Weaver and John Wilder III, grandson of John Wilder, who is Chairman of the Board of Civitas BankGroup.

"We are pleased to complete this transaction which returns The Bank of Mason to its community roots. This was the final piece in our transition toward focusing Civitas on the Middle Tennessee market," said Herrington.

Civitas BankGroup is headquartered in Franklin, Tennessee, and the parent company of Cumberland Bank.

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THE STATEMENTS CONTAINED IN THIS RELEASE WHICH ARE NOT HISTORICAL FACTS ARE
FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS DESCRIBING OUR FUTURE PLANS, PROJECTIONS, STRATEGIES AND EXPECTATIONS, ARE BASED ON ASSUMPTIONS AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND OUR CONTROL. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED DUE TO CHANGES IN INTEREST RATES, COMPETITION IN THE INDUSTRY, CHANGES IN LOCAL AND NATIONAL ECONOMIC CONDITIONS AND VARIOUS OTHER FACTORS. ADDITIONAL INFORMATION CONCERNING SUCH FACTORS, WHICH COULD AFFECT US, IS CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.